EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 333-56522 and 333-46260 of Ulticom, Inc. on Form S-8 of our report dated March 5, 2001, appearing in this Annual Report on Form 10-K of Ulticom, Inc. for the year ended January 31, 2001.


/s/ DELOITTE & TOUCHE LLP
New York, New York
April 27, 2001